UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 27, 2009

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(801) 858-3750

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2009, management of Altair Nanotechnologies Inc. (the “Company”) received a copy of a letter from Michel Bazinet, a director of the Company, tendering his resignation from the Board of Directors of the Company effective June 3, 2009.  Mr. Bazinet cited the need to devote more time to his other business undertakings as being the reason for his resignation. Said resignation was not due to any dispute or disagreement relating to the Company’s operations, polices or practices.

On March 31, 2009 The Board of Directors of Altair Nanotechnologies Inc. (the “Company”) held a Special Meeting of the Board of Directors wherein among other resolutions the Board resolved to accept the resignation of Michel Bazinet and resolved, effective as of June 3, 2009, the Board of Directors shall be reduced from the current eight members to seven members.

On March 31, 2009 Doug Ellsworth, most recently serving the Company in the position of Vice President for the Life Sciences & Performance Materials businesses, has left the Company. Said departure was not due to any dispute or disagreement relating to the Company’s operations, polices or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: April 1, 2009	By /s/ John Fallini
John Fallini, Chief Financial Officer

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